Joint Filer Information

Names:	Deerfield Mgmt V, L.P., Deerfield Mgmt HIF II, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund V, L.P. and Deerfield Healthcare Innovations Fund II, L.P.

Address:	345 Park Avenue South, 12th Floor New York, NY 10010

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	BiomX Inc. [PHGE]

Date of Event Requiring Statement:	March 15, 2024

The undersigned, Deerfield Mgmt V, L.P., Deerfield Mgmt HIF II, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund V, L.P. and Deerfield Healthcare Innovations Fund II, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of BiomX Inc.

Signatures:

DEERFIELD MGMT HIF II, L.P. By: J.E. Flynn Capital HIF II, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT V, L.P. By: J.E. Flynn Capital V, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND V, L.P. By: Deerfield Mgmt V, L.P., General Partner By: J.E. Flynn Capital V, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD HEALTHCARE INNOVATIONS FUND II, L.P.

By: Deerfield Mgmt HIF II, L.P., General Partner

By:J.E. Flynn Capital HIF II, LLC, General Partner

By:  /s/ Jonathan Isler

        Jonathan Isler, Attorney-In-Fact